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                                                                 Exhibit 23.2

                       CONSENT OF THE INDEPENDENT AUDITORS

The Board of Directors
Impac Funding Corporation:

         We consent to the incorporation by reference in the Prospectus Supplement dated October 22, 2001, in the registration statement (No. 333-34137) on Form S-3 and in the registration statement (No. 333-63456) on Form S-3/A of Impac Mortgage Holdings, Inc. of our report dated February 2, 2001, except as to note L to the consolidated financial statements, which is as of March 27, 2001, relating to the consolidated balance sheets of Impac Funding Corporation and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive earnings (loss), changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Impac Mortgage Holdings, Inc. filed on March 30, 2001 and as amended by Form 10-K/A filed on October 17, 2001 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

                                       /S/ KPMG LLP

Orange County, California
October 22, 2001